                                                                Exhibit 10.16

Portions of this Exhibit have been omitted pursuant to a request for confidential treatment. The omitted portions, marked by [****], have been separately filed with the Commission.

Letter of Agreement


[CITE  L O G O]



May 27, 1997

Mr. Dave Packman,
SR Director of Business Development
Ms. Samantha Saturn,
Manager of Advertising and Promotions
N2K Inc.
55 Broad Street, 10th floor
New York, NY 10004
Via Fax 212-742-1755

Re:  N2K Inc.-w-Excite/Letter of Agreement

Dear Dave and Samantha:

This letter when signed by both of us below shall confirm the agreement between N2K Inc., 55 Broad Street, 10th floor, New York, NY 10004 ("N2K") and Excite Inc., 555 Broadway, Redwood City, CA 94063 ("Excite") regarding linking of and sharing of content between the www.webcrawler.com site ("Webcrawler") with N2K's online music retail store, www.musicblvd.com, Music Boulevard ("Music Boulevard").

1.  Description of project:

        a. N2K and Excite are creating a Co-branded 150,000-plus title online music store. Any and all customers that enter this music store by way of a link from our site will shop in a Co-branded store for music and music-related merchandise, including CDs, tee-shirts, music videos, etc. These users are identified by your system as users who were directed to the Co-branded store from our site, and purchases are tracked, accounted, and reported to us. On every page throughout the Co-branded site, a link directing the users back to our referring exists.

        b. We are cross-linking sites in an effort to share traffic and allow N2K to offer musical titles and other merchandise for sale to our customers. We participate in the revenues of these sales.

        c. The Co-branded Webcrawler/Music Boulevard store would be made available throughout the Webcrawler site, when appropriate. For example, users searching for "music" or "U2" would always find links to the front page of the store or the artist discography page respectively. Sections 3 and 4 specifically detail how this will work.

        d. We continue to operate our site and decide on placement of appropriate "buy" links for the titles of the artists we are featuring within the Webcrawler site itself. Those links generally should point to the Co-branded artist discography ("Discography") or album description



Letter of Agreement 5/20/97

Letter of Agreement

            ("Album Desc.") pages driven from your Music Boulevard database. From there, customers can purchase music items. N2K continues to own and operate the Co-branded music store and takes and fulfills orders.

        e. Optionally, N2K could deliver more content to the Wedcrawler site based on the genre of the music topic searched, with links into the Co-branded music store to encourage purchase. Such content may include articles from your other publications and archives. The use of this content is out of the scope of this agreement and requires further discussion on the part of both parties.


2. Business Model:

        a. Product Sales: N2K will pay to Excite a royalty of between [****] and [****] of the Music Boulevard item selling price on sales of all products sold by N2K to customers who have linked from Webcrawler prior to making a purchase (excluding shipping, handling, database processing fees, credit card validation fees or other charges incurred by the customer.)

        b. Sliding Royalty Scale: At such time when the total royalty paid to Excite in a one (1) calendar month period exceeds [****], the following scale will be used to determine the royalty paid by N2K to Excite (percentage of the Music Boulevard item selling price (excluding shipping, handling, or other charges incurred by the customer) on sales of all products sold by N2K to customers who have linked from the Webcrawler site prior to making a purchase):

            When royalty accrued in a 1 month         Royalty for subsequent
            period exceeds:                           months will be:
            up to                     $[****]         %[****]
                                      $[****]         %[****]
                                      $[****]         %[****]
                                      $[****]         %[****]

        c. Term: the term of this agreement shall commence upon the launch of Music Blvd presence on Webcrawler and continue for a period extending six (6) months from this date. Both parties may decide to renew or cancel at the end of this contract. However, N2K will have first right of refusal on the program.

        d. Advertising Sales: N2K will be responsible for selling and managing the advertising inventory on the Co-branded Music
            Boulevard/Wedcrawler site. For all advertising appearing on the Co-branded music store pages on the Music Boulevard site, the advertising revenues split will be as follows:

            * The total number of impressions of each Co-branded page will be determined ("Total Impressions").

            * N2K will break down the Total Impressions by advertising property ("Creative").

            * The Total Impressions delivered to each Creative will be determined ("Impressions per Creative").

            * N2K will total the sum of the Impressions per Creative multiplies by the Net CPM sold for that Creative across all Creatives' delivered on that page ("Advertising Sum").

            * At the end of each quarter, N2K will pay to Excite [****] of the Net Advertising Sum during that quarter.

Letter of Agreement 5/20/97

Letter of Agreement


        e.  Advertising Restrictions: Advertisers on all Co-branded Music
            -------------------------                    ----------------
            Boulevard/Webcrawler pages are prohibited from including non-Excite
            --------------------------
            and non-Webcrawler search, directory, or navigation products. Nor any music related competitor of N2K.

        f.  Exclusivity: Music Boulevard shall be the exclusive online music
            ------------
            product fulfillment source for the Webcrawler site.

3.  Responsibilities of Excite:

        a.  Excite may also link to the home page of the Co-branded site.

        b. The Webcrawler site will reference a keyword list and display appropriate "by-Discography" or "related articles" buttons which link to the N2K specified URL's.

        c. For any additionally placed buttons, Excite will code the Album Identification numbers numbers from the Music Boulevard site, which will correspond to the buttons or links located in the Webcrawler site, that will connect the user to the specific Album Description Page or the Discography Page. Excite will handle the ongoing maintenance of these buttons or links on the Webcrawler site. N2K will maintain an online help area on Music Boulevard with full instructions for this procedure.

        d. Whenever online shopping or music is promoted on the Webcrawler site, Excite will place a link to the Co-branded music store where applicable.

        e. In the event that Excite Inc. offers on-line fulfillment of music items on its Excite service (www.excite.com), N2K retains the right of first refusal for on-line fulfillment on the Excite service.

4.  Responsibilities of N2K:

        a.  N2K shall receive and process all orders on Music Boulevard.

        b. N2K shall create the N2K or Music Boulevard-branded "Artist Discography", "Album Description", and "Related Articles" buttons for mutual approval by Excite.

        c. All order processing, credit card verification, EDI and fulfillment services will be the responsibility of N2K.

        d. N2K shall track each individual Webcrawler user by passing a Session ID back and forth between the Co-branded site and Webcrawler on every transmission. N2K does this by driving the Session ID into every URL that you transmit to the Webcrawler user when the user clicks on any item on the screen.

        e. For all new users who purchase in the Co-branded music store, N2K will make user registration data available to Excite on a monthly basis, provided the user has not opted out of allowing N2K to share user data with third parties.

        f. N2K will provide accounting to Excite on a monthly basis. Accounting statements will include artist, album, number of units sold, and total income earned. Such statements for the previous month's accounting shall be delivered to Excite by the fifteenth
            (15th) day of the following month. N2K shall pay Excite the accrued royalties for both product sales or advertising on a quarterly basis, and will include quarterly accounting statements with a



Letter of Agreement 5/20/97

Letter of Agreement

            breakdown of the items as outlined in this paragraph. N2K shall pay Excite for accrued royalties pursuant to paragraphs 2a, and 2b once the payments to Excite exceed $[****].


        g. N2K will provide an online tracking system which may be accessed by Excite. This tracking system will contain reports, updated daily, of the number of units sold in the Co-branded store, the number of orders placed, and the total royalty amount accrued.


        h. Excite may at its own expense, examine and make extracts of those books and records related to this agreement solely for the purpose of verifying the accuracy of the monthly accountings rendered by N2K hereunder, one (1) time per six (6) month period during the term of the agreement during N2K's normal business hours and upon five (5) business days' written notice.


5.  Responsibilities of Excite and N2K:


        a. Both parties agree to exchange server traffic information and all other information of the users of this select area of both our sites which can be determined by server log reports.


        b. Both companies will exchange demographic information if both companies can provide such information on mutual basis.






ACCEPTED AND AGREED TO:



By:                                         By:
   _____________________________               ______________________________
   Mr. John Dawson,                            Mr. J. J. Rosen
   East Coast Director of Advertising Sales    Sr. VP and General Manager
   Excite Inc.                                 N2K Entertainment